Exhibit 99.1

              Black Box Corporation Reports Third Quarter
                     and YTD Fiscal 2004 Results

   PITTSBURGH--(BUSINESS WIRE)--Jan. 20, 2004--Black Box Corporation (Nasdaq:BBOX) today reported for the third quarter ended December 28, 2003, diluted earnings per share of 66 cents compared to 73 cents last year, down 10%. Corresponding net income for the third quarter was $12.2 million or 9.2% of revenues, compared to $14.8 million or 9.7% of revenues last year. For a sequential comparison, second quarter diluted earnings per share were 64 cents with corresponding net income of $12.1 million or 9.3% of revenues.
   Total revenues for the third quarter were $133 million, down 13% from $153 million last year. For a sequential comparison, second quarter revenues were $129 million.
   Third quarter cash provided by operating activities was $16 million or 128% of net income, compared to $27 million or 183% of net income last year. Third quarter free cash flow was $19 million compared to $28 million last year. For a sequential comparison, second quarter cash provided by operating activities was $16 million and free cash flow was $20 million. The third quarter's free cash flow of $19 million was used towards: Black Box stock repurchases of $16 million; dividend payments of $1 million; debt reduction of $1 million; and a cash on hand increase of $1 million. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
   For the nine months ended December 28, 2003, diluted earnings per share were $1.90 compared to $2.17 last year, down 12%. Corresponding net income for the nine months was $35.7 million or 9.1% of revenues, compared to $44.5 million or 9.5% of revenues last year.
   Total revenues for the nine months were $391 million, down 17% from $470 million last year.
   Cash provided by operating activities for the nine months was $46 million or 130% of net income, compared to $69 million or 154% of net income last year. Free cash flow was $55 million compared to $71 million last year. The nine-month free cash flow of $55 million and $4 million of cash on hand was used towards: Black Box stock repurchases of $52 million; dividend payments of $3 million; debt reduction of $3 million; and merger obligations of $1 million.
   In accordance with SEC Regulation G, the attached financial charts include a reconciliation of non-GAAP financial measures in this release to the most directly comparable GAAP measures.
   Commenting on the third quarter results, Fred C. Young, Chief Executive Officer, said, "We are pleased with our sequential revenue growth, particularly in light of historical seasonality. Profits and cash flow remain strong. The key to this success centers around the consistent execution of world-class technical support services, our traditional customer-focused staple."
   The Company will conduct a conference call beginning at 10:45 a.m. Eastern Time today, January 20, 2004. Fred Young, Chief Executive Officer, will host the call. To participate in the call, please dial 612-326-1003 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 713084.

   Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected, including levels of business activity and global economic conditions. Additional risk factors are included in the Company's Annual Report on Form 10-K. Any information, which is not historical in nature, constitutes such forward-looking statements and speaks only as of the date of this release.

   Black Box is the world's largest technical services company dedicated to designing, building and maintaining today's complicated network infrastructure systems. Black Box services 150,000 clients in 132 countries with 117 offices throughout the world.

                        BLACK BOX CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)


                                            (Unaudited)
                                  Quarter Ended     Nine Months Ended
                               ------------------- -------------------
                               Dec. 28,  Dec. 29,  Dec. 28,  Dec. 29,
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------
Revenues                       $133,067  $153,062  $390,682  $470,205
   Cost of sales                 78,426    92,423   228,719   284,294
                                --------  --------  --------  --------
Gross profit                     54,641    60,639   161,963   185,911

   Selling, general and
    administrative expenses      34,953    37,471   104,474   113,788
   Intangibles amortization          64        96       198       305
                                --------  --------  --------  --------
Operating income                 19,624    23,072    57,291    71,818

   Interest expense, net            498       671     1,358     2,209
   Other expenses, net of
    income                           75        44        91       114
                                --------  --------  --------  --------
Income before income taxes       19,051    22,357    55,842    69,495

   Provision for income taxes     6,858     7,580    20,102    25,018
                                --------  --------  --------  --------
Net income                     $ 12,193  $ 14,777  $ 35,740  $ 44,477
                                ========  ========  ========  ========


Basic earnings per common
 share                         $   0.68  $   0.75  $   1.96  $   2.23
                                ========  ========  ========  ========

Diluted earnings per common
 share                         $   0.66  $   0.73  $   1.90  $   2.17
                                ========  ========  ========  ========

Weighted average common shares   17,954    19,596    18,258    19,937
                                ========  ========  ========  ========

Weighted average common and
 common equivalent shares
 outstanding                     18,571    20,225    18,792    20,513
                                ========  ========  ========  ========

                       BLACK BOX CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                       (Dollars in thousands)


                                             (Unaudited)   (Audited)
                                             December 28,   March 31,
ASSETS                                          2003         2003
                                             ------------ ------------
Current assets:
 Cash and cash equivalents                   $     9,924  $    14,043
 Trade accounts receivable, net                  100,632      100,263
 Inventories, net                                 42,169       40,047
 Costs and estimated earnings in excess
  of billings on uncompleted contracts            15,276       18,261
 Other current assets                             13,301       16,052
                                              -----------  -----------
     Total current assets                        181,302      188,666

Property, plant and equipment, net                30,800       34,737
Intangibles, net                                 408,365      399,299
Other assets                                       2,907        4,027
                                              -----------  -----------
     Total assets                            $   623,374  $   626,729
                                              ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current debt                                $       759  $       926
 Accounts payable                                 30,217       30,508
 Billings in excess of costs and estimated
  earnings on uncompleted contracts                3,599        3,295
 Accrued expenses                                 26,507       32,405
 Accrued taxes                                     2,080        2,940
                                              -----------  -----------
     Total current liabilities                    63,162       70,074
                                              -----------  -----------

Long-term debt                                    46,780       49,453
Other liabilities                                 10,894       12,780

Stockholders' equity:
 Common stock                                         23           23
 Additional paid-in capital                      303,401      295,271
 Retained earnings                               392,040      359,037
 Treasury stock, at cost                        (211,183)    (163,547)
 Accumulated other comprehensive gain             18,257        3,638
                                              -----------  -----------
     Total stockholders' equity                  502,538      494,422
                                              -----------  -----------
     Total liabilities and
      stockholders' equity                   $   623,374  $   626,729
                                              ===========  ===========

                         BLACK BOX CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in thousands)

                                                    (Unaudited)
                                                   Quarter Ended
                                             December 28, December 29,
                                                2003         2002
                                             ------------ ------------
Cash flows from operating activities:
   Net income                                $    12,193  $    14,777
   Adjustments to reconcile net income to
    cash provided by operating activities:
       Intangibles amortization                       64           96
       Depreciation                                1,606        1,837
   Changes in working capital items:
       Account receivable, net                    (2,073)         804
       Inventories, net                             (625)      (1,020)
       Other current assets                        4,886       14,168
       Accounts payable and accrued
        liabilities                                 (400)      (3,572)
                                              -----------  -----------
   Cash provided by operating activities     $    15,651  $    27,090
                                              -----------  -----------
Cash flows from investing activities:
       Capital expenditures,
        net of disposals                     $      (435) $       (26)
       Merger transactions, net of cash
        acquired and prior merger-related
        payments                                    (252)        (272)
                                              -----------  -----------
   Cash used in investing activities         $      (687) $      (298)
                                              -----------  -----------
Cash flows from financing activities:
       Revolving credit repayments, net      $      (953) $    (9,877)
       Proceeds from exercise of options           3,178        2,239
       Payment of dividends                         (913)         -
       Purchase of treasury stock                (15,675)     (17,138)
                                              -----------  -----------
   Cash used in financing activities         $   (14,363) $   (24,776)
                                              -----------  -----------
Foreign currency exchange impact on cash     $       901  $    (1,227)
                                              -----------  -----------

Increase in cash and cash equivalents        $     1,502  $       789
Cash and cash equivalents at beginning of
 period                                            8,422       12,658
                                              -----------  -----------
Cash and cash equivalents at end of period   $     9,924  $    13,447
                                              ===========  ===========

                         BLACK BOX CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in thousands)

                                                    (Unaudited)
                                                 Nine Months Ended
                                             December 28, December 29,
                                                2003         2002
                                             ------------ ------------
Cash flows from operating activities:
   Net income                                $    35,740  $    44,477
   Adjustments to reconcile net income to
    cash provided by operating activities:
       Intangibles amortization                      198          305
       Depreciation                                4,824        5,747
       Gain on sale of property                     (531)           -
   Changes in working capital items:
       Account receivable, net                     3,929       12,065
       Inventories, net                             (960)       2,783
       Other current assets                       11,265       11,242
       Accounts payable and accrued
        liabilities                               (8,052)      (7,936)
                                              -----------  -----------
   Cash provided by operating activities     $    46,413  $    68,683
                                              -----------  -----------
Cash flows from investing activities:
       Capital expenditures,
        net of disposals                     $       258  $      (706)
       Merger transactions, net of cash
        acquired and prior merger-related
        payments                                  (1,261)      (7,561)
                                              -----------  -----------
   Cash used in investing activities         $    (1,003) $    (8,267)
                                              -----------  -----------
Cash flows from financing activities:
       Revolving credit borrowings, net      $    (2,959) $   (25,854)
       Proceeds from exercise of options           5,963        4,366
       Payment of dividends                       (2,737)           -
       Purchase of treasury stock                (52,354)     (37,853)
                                              -----------  -----------
   Cash used in financing activities         $   (52,087) $   (59,341)
                                              -----------  -----------
Foreign currency exchange impact on cash     $     2,558  $    (1,051)
                                              -----------  -----------
(Decrease)/increase in cash and cash
 equivalents                                 $    (4,119) $        24
Cash and cash equivalents at beginning of
 period                                           14,043       13,423
                                              -----------  -----------
Cash and cash equivalents at end of period   $     9,924  $    13,447
                                              ===========  ===========
   RECONCILIATIONS:
   In addition to reported results under U.S. GAAP for the fiscal periods, the following financial highlights table also includes, where appropriate, a reconciliation of free cash flow (which is a non-GAAP measure), to the most directly comparable GAAP measure. All dollar amounts are in thousands.
   A reconciliation of cash provided by operating activities to free cash flow is presented below:

                                  3Q04     3Q03     3Q04YTD   3Q03YTD
------------------------------ --------- --------- --------- ---------
Cash provided by operating
 activities                    $ 15,651  $ 27,090  $ 46,413  $ 68,683
Plus or (minus):
   Net capital
    expenditures/disposals         (435)      (26)      258      (706)
   Proceeds from stock option
    exercises                     3,178     2,239     5,963     4,366
   Foreign currency exchange
    impact on cash                  901    (1,227)    2,558    (1,051)
------------------------------  --------  --------  --------  --------
Free cash flow                 $ 19,295  $ 28,076  $ 55,192  $ 71,292
------------------------------  --------  --------  --------  --------

   SUPPLEMENTAL INFORMATION:
   Additionally, the following supplemental information is being provided for comparisons of third quarter ended December 28, 2003 reported results to this year's second quarter and prior year's third quarter. All dollar amounts are in thousands unless noted otherwise.
   Information on revenues and operating income by geography is presented below:

                       3Q04      2Q04      3Q03     3Q04YTD   3Q03YTD
-------------------- --------- --------- --------- --------- ---------
Revenues:
  North America      $ 84,665  $ 88,473  $102,476  $259,555  $325,115
  Europe               38,309    32,037    41,457   103,944   115,847
  All Other            10,093     8,758     9,129    27,183    29,243
                      --------  --------  --------  --------  --------
  Total              $133,067  $129,268  $153,062  $390,682  $470,205

Operating Income:
  North America      $ 10,900  $ 11,806  $ 14,784  $ 34,595  $ 48,024
 % of North America
  revenues              12.9%     13.3%     14.4%     13.3%     14.8%
  Europe             $  6,325  $  5,351  $  6,532  $ 16,278  $ 17,613
  % of Europe
   revenues             16.5%     16.7%     15.8%     15.7%     15.2%
  All Other          $  2,399  $  2,137  $  1,756  $  6,418  $  6,182
  % of All Other
   revenues             23.8%     24.4%     19.2%     23.6%     21.1%
                      --------  --------  --------  --------  --------
  Total              $ 19,624  $ 19,294  $ 23,072  $ 57,291  $ 71,819
  % of total
   revenues             14.7%     14.9%     15.1%     14.7%     15.3%

   Information on revenues and gross profit for hotline services, data services (previously structured cabling) and voice services
(previously telephony) is presented below:

                       3Q04      2Q04      3Q03     3Q04YTD   3Q03YTD
-------------------- --------- --------- --------- --------- ---------
Revenues:
  Hotline Services   $ 61,538  $ 58,994  $ 62,897  $176,508  $190,775
  Data Services        54,305    52,543    69,323   161,448   219,147
  Voice Services       17,224    17,731    20,842    52,726    60,283
                      --------  --------  --------  --------  --------
  Total              $133,067  $129,268  $153,062  $390,682  $470,205

Gross Profit:
  Hotline Services   $ 32,241  $ 30,862  $ 32,308  $ 92,212  $ 96,906
 % of Hotline
  Services revenues     52.4%     52.3%     51.4%     52.2%     50.8%
 Data Services       $ 16,267  $ 17,003  $ 21,439  $ 51,404  $ 70,117
  % of Data Services
   revenues             30.0%     32.4%     30.9%     31.8%     32.0%
  Voice Services     $  6,133  $  6,010  $  6,892  $ 18,347  $ 18,888
  % of Voice
   Services revenues    35.6%     33.9%     33.1%     34.8%     31.3%
                      --------  --------  --------  --------  --------
  Total              $ 54,641  $ 53,875  $ 60,639  $161,963  $185,911
  % of total
   revenues             41.1%     41.7%     39.6%     41.5%     39.5%
--------------------  --------  --------  --------  --------  --------

   Information on revenues on a same-office basis is presented below:

                                              3Q04     3Q03    Change
------------------------------------------ --------- --------- -------
Revenues as reported                       $133,067  $153,062   (13)%
Less revenues from offices added since
 Fiscal 2003                                   (302)     --
                                           --------- --------- -------
Revenues on same-office basis              $132,765  $153,062   (13)%
------------------------------------------ --------- --------- -------

   Information on various balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.

                               3Q04           2Q04           3Q03
------------------------- -------------- -------------- --------------
Accounts Receivable:
   Gross Accounts
    Receivable $            $112.3         $108.1          $119.0
   Reserve $ / %             $11.7/10.4%    $12.0/11.1%      $8.4/7.1%
                          -------------- -------------- --------------
   Net Accounts
    Receivable $            $100.6          $96.1          $110.6

   Net Days Sales              64 days        62 days        63 days
    Outstanding

Inventory:
   Gross Inventory $         $46.6          $45.3           $48.8
   Reserve $ / %              $4.4/9.4%      $4.4/9.8%       $3.8/7.8%
                          -------------- -------------- --------------
   Net Inventory $           $42.2          $40.9           $45.0

   Net Inventory Turns         8.0x           7.1x            9.1x

Six-Month Order Backlog        $54            $58             $55

Team Members                 2,928          3,029           3,517
------------------------- -------------- -------------- --------------


    CONTACT: Black Box Corporation
             Anna M. Baird
             724-873-6750
             724-873-6799 (fax)
             investors@blackbox.com